Exhibit 99.1

EARNINGS RELEASE PR Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com
CHIPOTLE ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2025 RESULTS
LAUNCHES “RECIPE FOR GROWTH” STRATEGY TO GROW TRANSACTIONS AND DRIVE ACCURACY, EFFICIENCY AND SPEED

FULL YEAR TOTAL REVENUE INCREASED 5.4% TO $11.9 BILLION

NEWPORT BEACH, Calif. – February 3, 2026 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its fourth quarter and fiscal year ended December 31, 2025.
Fourth quarter highlights, year over year:
•Total revenue increased 4.9% to $3.0 billion
•Comparable restaurant sales decreased 2.5%
•Operating margin was 14.1%, a decrease from 14.6%
•Restaurant level operating margin1 was 23.4%, a decrease from 24.8%
•Diluted earnings per share was $0.25, a 4.2% increase from $0.24
•Adjusted diluted earnings per share1 remained flat at $0.25
•Opened 132 company-owned restaurants, with 97 locations including a Chipotlane, and seven international partner-operated restaurants
Full year 2025 highlights, year over year:
•Total revenue increased 5.4% to $11.9 billion
•Comparable restaurant sales decreased 1.7%
•Operating margin was 16.2%, a decrease from 16.9%
•Restaurant level operating margin1 was 25.4%, a decrease from 26.7%
•Diluted earnings per share was $1.14, a 2.7% increase from $1.11
•Adjusted diluted earnings1 per share was $1.17, a 4.5% increase from $1.12
•Opened 334 company-owned restaurants, with 257 locations including a Chipotlane, and 11 international partner-operated restaurants

"Through our proven business model, prudent investments in operational excellence and the support of a strong balance sheet, 2025 was a year of progress and resilience for Chipotle. Against a dynamic consumer backdrop, we opened a record number of restaurants globally and grew Q4 and full year revenue," said Scott Boatwright, Chief Executive Officer, Chipotle. "This momentum will fuel our next phase of growth, driven by our 'Recipe for Growth' strategy which leans into what uniquely differentiates our brand to accelerate transactions and expand our footprint globally."
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Results for the three months ended December 31, 2025:
Total revenue in the fourth quarter of 2025 was $3.0 billion, an increase of 4.9% compared to the fourth quarter of 2024. The increase in total revenue was driven by new restaurant openings and gift card breakage revenue of $27.0 million, which represented a $19.1 million increase compared to the fourth quarter of 2024. Gift card breakage revenue does not impact comparable restaurant sales. These increases were partially offset by a 2.5% decrease in comparable restaurant sales due to lower transactions of 3.2%, partially offset by a 0.7% increase in average check. Digital sales represented 37.2% of total food and beverage revenue.
During the fourth quarter we opened 132 company-owned restaurants, of which 97 included a Chipotlane, and seven international partner-operated restaurants. Chipotlanes continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins and returns.
Food, beverage and packaging costs in the fourth quarter of 2025 were 30.2% of total revenue, a decrease from 30.4% in the fourth quarter of 2024. The decrease was primarily due to the benefit of menu price increases, lower dairy costs, and cost of sales efficiencies. These decreases were partially offset by inflation, primarily in beef and chicken, and the impact from tariffs enacted in 2025.
Labor costs in the fourth quarter of 2025 were 25.5% of total revenue, an increase from 25.2% in the fourth quarter of 2024. The increase was primarily due to lower sales volumes and wage inflation, partially offset by the benefit from menu price increases and higher bonuses in the prior year.
General and administrative expenses for the fourth quarter of 2025 were $160.3 million, compared to $191.2 million in the fourth quarter of 2024. The decrease was primarily due to lower stock-based compensation, performance bonuses and legal reserves. On a non-GAAP basis, general and administrative expenses1 for the fourth quarter of 2025 were $162.1 million, compared to $174.9 million in the fourth quarter of 2024.
The effective income tax rate for the fourth quarter of 2025 was 23.7%, a decrease from 24.4% in the fourth quarter of 2024. The decrease was primarily driven by increases in U.S. federal income tax credits.
Net income for the fourth quarter of 2025 was $330.9 million, or $0.25 per diluted share, compared to $331.8 million, or $0.24 per diluted share, in the fourth quarter of 2024. Adjusted net income1 for the fourth quarter of 2025 was $331.3 million, or $0.25 per adjusted diluted share, compared to $340.0 million, or $0.25 per adjusted diluted share, in the fourth quarter of 2024.
During the fourth quarter of 2025 we repurchased $741.6 million of stock at an average price per share of $34.14. As of December 31, 2025, $1.7 billion remained available under share repurchase authorizations from our Board of Directors. The repurchase authorization may be modified, suspended or discontinued at any time.
Results for the full year ended December 31, 2025:
Total revenue for 2025 was $11.9 billion, an increase of 5.4% compared to 2024. The increase in total revenue was primarily driven by new restaurant openings. The increase was partially offset by a 1.7% decrease in comparable restaurant sales due to lower transactions of 2.9%, partially offset by a 1.2% increase in average check. Digital sales represented 36.7% of total food and beverage revenue.
As of December 31, 2025, there were a total of 4,056 Chipotle restaurants including 14 international partner-operated restaurants. During 2025, we opened 334 company-owned restaurants, of which 257 included a Chipotlane, and 11 international partner-operated restaurants.
Food, beverage and packaging costs for 2025 were 29.6% of total revenue, a decrease from 29.8% in 2024. The decrease was due to the benefit of menu price increases and, to a lesser extent, cost of sales efficiencies. These decreases were partially offset by inflation, primarily in beef and chicken, and the tariffs enacted in 2025.
Labor costs for 2025 were 25.1% of total revenue, an increase from 24.7% in 2024. The increase was primarily due to lower sales volumes and wage inflation, partially offset by the benefit from menu price increases.
General and administrative expenses for 2025 were $652.0 million, compared to $697.5 million for 2024. The decrease was primarily due to lower performance bonuses and legal reserves. On a non-GAAP basis, general and administrative expenses1 for 2025 were $621.6 million compared to $686.8 million for 2024.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

The effective income tax rate for 2025 was 23.6%, a decrease from 23.7% in 2024. The decrease was primarily due to increases in U.S. federal income tax credits and a reduction in nondeductible expenses. These decreases were partially offset with a reduction in excess tax benefits related to option exercises and equity vesting.
Net income for 2025 was $1.54 billion, or $1.14 per diluted share, compared to $1.53 billion, or $1.11 per diluted share, in 2024. Adjusted net income1 for 2025 was $1.57 billion, or $1.17 per adjusted diluted share, compared to $1.54 billion, or $1.12 per adjusted diluted share, in 2024.
During 2025, we repurchased $2.4 billion of stock at an average price per share of $42.54.
More information will be available in our Annual Report on Form 10-K, which will be filed with the SEC in early February 2026.
“Recipe for Growth” Strategy
Chipotle’s “Recipe for Growth” strategy is leaning into what uniquely differentiates the brand, all to accelerate growth and sharpen competitiveness. Specifically, the strategy is grounded in five key areas, aimed at building a stronger, more profitable Chipotle:
1.Protect and strengthen the core by driving operational and culinary excellence to deliver exceptional value for our guests;
2.Evolve the brand messaging and accelerate menu innovation and new occasions that drive demand into our restaurants;
3.Modernize our business model with industry-leading technology, including leveraging AI and relaunching our Rewards Program, to elevate the experience for our guests and teams;
4.Expand our global reach by scaling with intention through proven, company-owned and partner-operated markets, as well as strategic new regions; and
5.Cultivate the best talent in the industry that is energized and focused on speed and agility.
“Our 'Recipe for Growth' strategy should position us for success over the long-term by growing transactions and driving accuracy, efficiency and speed. We are deploying these initiatives and beginning to see results, including the early success of our high-protein menu and benefits from our high-efficiency equipment package," said Boatwright. "At the center of our strategy is the strength and relevance of our brand and our unwavering commitment to sourcing the best ingredients. We are confident in the opportunity ahead and our ability to delight guests and deliver value for shareholders.”
Outlook
For 2026, management is anticipating the following:
•Full year comparable restaurant sales to be about flat
•350 to 370 new restaurant openings, which includes 10 to 15 international partner-operated restaurants. Around 80% of company-owned restaurants will have a Chipotlane
•An estimated underlying effective full year tax rate between 24% and 26% before discrete items
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Definitions
The following definitions apply to these terms as used throughout this release:
•Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for company-owned restaurants in operation for at least 13 full calendar months.
•Average restaurant sales refers to the average trailing 12-month food and beverage revenue for company-owned restaurants in operation for at least 12 full calendar months.
•Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•Digital sales represent food and beverage revenue for company-owned restaurants generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.
•Partner-operated restaurants - Chipotle restaurants over which Chipotle does not have a controlling financial interest and for which Chipotle does not directly manage day-to-day operations. This includes restaurants operated by third parties pursuant to license or franchise agreements and restaurants in which Chipotle holds a minority, non‑controlling ownership interest.
Conference Call Details and Supplemental Slides
Chipotle will host a conference call on Tuesday, February 3, 2026, at 4:30 PM Eastern time to discuss our fourth quarter and fiscal year 2025 financial results as well as provide a business update on the Company’s “Recipe for Growth” strategy and the first quarter of 2026. In connection, supplemental slides for the call will be available on the company's website at ir.chipotle.com/events.
The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers, by dialing 1-412-317-6061 and using code: 3258333. The call will be webcast live on the company's website at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.
About Chipotle
Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. There are over 4,000 restaurants as of December 31, 2025, in the United States, Canada, the United Kingdom, France, Germany, and the Middle East and it is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. With over 130,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements
Certain statements in this press release, in the February 3, 2026, conference call and in the supplemental slides for the call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” and "Recipe for Growth Strategy," and about our anticipated full year 2026 comparable restaurant sales growth, number of new company-owned and international partner-owned restaurant openings in 2026, expected number of restaurants with Chipotlanes, and estimated underlying effective 2026 full year tax rate, as well as statements about the expected success of our “Recipe for Growth” strategy, our future food, beverage, packaging, labor, general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “confident”, “assuming”, “expect”, “intend”, “project”, “target”, “goal” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: wage inflation and state or local regulations mandating higher minimum wages; the competitive labor market, which impacts our ability to attract and retain qualified employees; the impact of any union organizing efforts and our responses to such efforts; increases in ingredient and other operating costs and the inability of our third-party suppliers and business partners to fulfill their commitments due to inflation, global conflicts, climate change, extreme weather, our Food with Integrity philosophy, tariffs or trade restrictions and supply shortages; risks of food safety incidents and food-borne illnesses; our reliance on certain information technology systems operated by us or by third parties and potential failures, outages or interruptions; our reliance on third party delivery services; privacy and cybersecurity risks, including risk of breaches, unauthorized access, theft, modification, destruction or ransom of guest or employee personal or confidential information stored on our network or the network of third-party providers; the impact of competition, including from sources outside the restaurant industry; the impact of laws and regulations governing employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to preserve, grow, and leverage our brand reputation; the impact of our brand, marketing, promotional, advertising and pricing strategies, digital platform, menu innovations; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites, and the necessary restaurant equipment, technology, construction materials and contractors; and the expected costs of our international expansion plans, including through partner-operated restaurants in the Middle East, Mexico and Asia; evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; our ability to increase menu prices or realize the benefits of menu price increases to offset inflation and increased costs; failure to meet market expectations for our financial performance or any announced guidance and the impact thereof; the potential impact of activist shareholder actions or tactics; failure to attract or retain key executive talent; and the expense and outcomes of litigation, including possible governmental audits and legal actions and potential class action litigation related to food safety incidents, cybersecurity incidents, compliance with employment or privacy laws, advertising claims, contract disputes or other matters. In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and macroeconomic environment. These statements also are subject to other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,
	2025		2024
Food and beverage revenue	$2,969,211	99.5%	$2,829,988	99.5%
Delivery service revenue	14,300	0.5	15,322	0.5
Total revenue	2,983,511	100.0	2,845,310	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	900,155	30.2	866,252	30.4
Labor	760,524	25.5	716,865	25.2
Occupancy	162,493	5.4	146,442	5.1
Other operating costs	461,567	15.5	411,490	14.5
General and administrative expenses	160,341	5.4	191,216	6.7
Depreciation and amortization	92,702	3.1	83,876	2.9
Pre-opening costs	16,946	0.6	12,905	0.5
Impairment, closure costs, and asset disposals	8,464	0.3	532	-
Total operating expenses	2,563,192	85.9	2,429,578	85.4
Income from operations	420,319	14.1	415,732	14.6
Interest and other income, net	13,324	0.4	23,365	0.8
Income before income taxes	433,643	14.5	439,097	15.4
Provision for income taxes	102,711	3.4	107,333	3.8
Net income	$330,932	11.1%	$331,764	11.7%
Earnings per share:
Basic	$0.25		$0.24
Diluted	$0.25		$0.24
Weighted-average common shares outstanding:
Basic	1,314,871		1,361,358
Diluted	1,319,988		1,368,923

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Year ended December 31,
	2025		2024
	(unaudited)
Food and beverage revenue	$11,866,051	99.5%	$11,247,384	99.4%
Delivery service revenue	59,550	0.5	66,469	0.6
Total revenue	11,925,601	100.0	11,313,853	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	3,526,992	29.6	3,374,516	29.8
Labor	2,991,680	25.1	2,789,789	24.7
Occupancy	624,898	5.2	563,374	5.0
Other operating costs	1,755,824	14.7	1,568,482	13.9
General and administrative expenses	652,017	5.5	697,483	6.2
Depreciation and amortization	361,382	3.0	335,030	3.0
Pre-opening costs	49,507	0.4	41,897	0.4
Impairment, closure costs, and asset disposals	27,503	0.2	26,949	0.2
Total operating expenses	9,989,803	83.8	9,397,520	83.1
Income from operations	1,935,798	16.2	1,916,333	16.9
Interest and other income, net	73,721	0.6	93,897	0.8
Income before income taxes	2,009,519	16.9	2,010,230	17.8
Provision for income taxes	473,758	4.0	476,120	4.2
Net income	$1,535,761	12.9%	$1,534,110	13.6%
Earnings per share:
Basic	$1.15		$1.12
Diluted	$1.14		$1.11
Weighted-average common shares outstanding:
Basic	1,337,336		1,368,343
Diluted	1,342,616		1,376,555

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$350,545	$748,537
Accounts receivable, net	156,466	143,963
Inventory	49,508	48,942
Prepaid expenses and other current assets	120,450	97,538
Income tax receivable	91,393	67,229
Investments	698,591	674,378
Total current assets	1,466,953	1,780,587
Leasehold improvements, property and equipment, net	2,679,361	2,390,126
Long-term investments	197,123	868,025
Restricted cash	35,364	29,842
Operating lease assets	4,463,010	4,000,127
Other assets	130,781	113,728
Goodwill	21,939	21,939
Total assets	$8,994,531	$9,204,374
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$212,813	$210,695
Accrued payroll and benefits	250,126	261,913
Accrued liabilities	182,448	179,747
Unearned revenue	240,375	238,577
Current operating lease liabilities	302,380	277,836
Total current liabilities	1,188,142	1,168,768
Long-term operating lease liabilities	4,773,434	4,262,782
Deferred income tax liabilities	125,674	46,208
Other liabilities	76,674	71,070
Total liabilities	6,163,924	5,548,828
Shareholders' equity:
Common stock, $0.01 par value, 11,500,000 shares authorized, 1,304,360 and 1,358,751 shares issued as of December 31, 2025 and 2024, respectively	13,044	13,586
Additional paid-in capital	2,204,944	2,078,010
Accumulated other comprehensive loss	(7,289)	(10,282)
Retained earnings	619,908	1,574,232
Total shareholders' equity	2,830,607	3,655,546
Total liabilities and shareholders' equity	$8,994,531	$9,204,374

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2025	2024
	(unaudited)
Operating activities
Net income	$1,535,761	$1,534,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	361,382	335,030
Deferred income tax provision	79,483	(42,937)
Impairment, closure costs, and asset disposals	26,576	24,582
Provision for credit losses	(657)	215
Stock-based compensation expense	119,543	131,730
Other	(14,661)	(3,472)
Changes in operating assets and liabilities:
Accounts receivable	(11,383)	(29,274)
Inventory	(710)	(9,797)
Prepaid expenses and other current assets	(33,042)	9,244
Operating lease assets	332,685	285,587
Other assets	(5,155)	(17,690)
Accounts payable	(7,449)	8,467
Accrued payroll and benefits	(12,113)	34,857
Accrued liabilities	(10,499)	27,284
Unearned revenue	40,710	46,139
Income tax payable/receivable	(24,125)	(14,363)
Operating lease liabilities	(258,228)	(217,894)
Other long-term liabilities	(4,192)	3,258
Net cash provided by operating activities	2,113,926	2,105,076
Investing activities
Purchases of leasehold improvements, property and equipment	(666,336)	(593,603)
Purchases of investments	(28,222)	(986,673)
Maturities of investments	659,476	722,637
Proceeds from sale of equipment	-	20,113
Net cash used in investing activities	(35,082)	(837,526)
Financing activities
Repurchase of common stock	(2,425,516)	(1,001,559)
Tax withholding on stock-based compensation awards	(49,458)	(74,229)
Other financing activities	4,076	2,089
Net cash used in financing activities	(2,470,898)	(1,073,699)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(416)	(1,635)
Net change in cash, cash equivalents, and restricted cash	(392,470)	192,216
Cash, cash equivalents, and restricted cash at beginning of year	778,379	586,163
Cash, cash equivalents, and restricted cash at end of year	$385,909	$778,379
Supplemental disclosures of cash flow information
Income taxes paid	$423,481	$532,862
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$89,429	$82,636
Repurchase of common stock accrued in accounts payable and accrued liabilities	$22,958	$7,279

CHIPOTLE MEXICAN GRILL, INC.
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)
The following table details company-owned restaurant unit data for the periods indicated.

	For the three months ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Opened	132	84	61	57	119
Permanent closures	(5)	(4)	(2)	(2)	(2)
Relocations	(1)	(3)	(1)	-	(6)
Total	4,042	3,916	3,839	3,781	3,726
Average restaurant sales	$3,104	$3,132	$3,142	$3,186	$3,213
Comparable restaurant sales increase/(decrease)	(2.5%)	0.3%	(4.0%)	(0.4%)	5.4%
The following table details partner-operated restaurant unit data for the periods indicated.

	For the three months ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Opened	7	2	-	2	1
Total	14	7	5	5	3

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Below are definitions of the non-GAAP financial measures in this release. The following tables provide a reconciliation of non-GAAP financial measures presented in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Adjusted net income is net income excluding restaurant asset impairment and gains, corporate asset impairment and gains, expenses/(reductions) related to certain legal proceedings, stock-based compensation forfeiture, stock-based compensation retention grants, and loss on investments. Adjusted general and administrative expense is general and administrative expense excluding expenses related to certain legal proceedings, stock-based compensation forfeiture and stock-based compensation retention grants. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant level operating margin is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs, expressed as a percent of total revenue. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Income and Adjusted Diluted Earnings per Share
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31, 2025		Year ended December 31, 2025
	2025	2024	2025	2024
Net income	$330,932	$331,764	$1,535,761	$1,534,110
Non-GAAP adjustments:
Impairment and exit costs:
Restaurant asset impairment(1)	2,466	2,634	2,466	2,634
Gain on restaurant lease termination(2)	(1,518)	-	(1,518)	-
Corporate asset impairment and other corporate (gains)/costs(3)	-	(7,392)	(1,484)	(7,392)
Software asset impairment(4)	-	-	-	6,249
Legal proceedings(5)	(4,387)	4,387	(4,387)	21,437
Stock-based compensation forfeiture(6)	-		-	(27,863)
Stock-based compensation retention grants(7)	2,611	11,945	34,759	17,079
Investment unrealized loss(8)	-	-	6,168	1,381
Total non-GAAP adjustments	(828)	11,574	36,004	13,525
Tax effect of non-GAAP adjustments above(9)	1,235	(3,386)	(3,358)	(8,804)
After tax impact of non-GAAP adjustments	407	8,188	32,646	4,721
Adjusted net income	$331,339	$339,952	$1,568,407	$1,538,831

Diluted weighted-average number of common shares outstanding	1,319,988	1,368,923	1,342,616	1,376,555
Diluted earnings per share	$0.25	$0.24	$1.14	$1.11
Adjusted diluted earnings per share	$0.25	$0.25	$1.17	$1.12
(1)Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2)Lease remeasurement gain at termination of restaurant lease.
(3)Other gains for offices or other corporate assets.
(4)Property and equipment impairment charges related to a software asset.
(5)(Reduction)/charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(6)Stock-based compensation expense reversal for equity awards forfeited by our former CEO.
(7)Stock-based compensation expense for retention equity awards granted to key executives in connection with the CEO transition.
(8)Charges for unrealized losses in long-term investments.
(9)Adjustments related to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted General and Administrative Expenses
(in thousands)
(unaudited)

	Three months ended December 31, 2025		Year ended December 31, 2025
	2025	2024	2025	2024
General and administrative expenses	$160,341	$191,216	$652,017	$697,483
Non-GAAP adjustments:
Legal proceedings(1)	4,387	(4,387)	4,387	(21,437)
Stock-based compensation forfeiture(2)	-	-	-	27,863
Stock-based compensation retention grants(3)	(2,611)	(11,945)	(34,759)	(17,079)
Total non-GAAP adjustments	1,776	(16,332)	(30,372)	(10,653)
Adjusted general and administrative expenses	$162,117	$174,884	$621,645	$686,830
(1)Reductions/(charges) for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(2)Stock-based compensation expense reversal for equity awards forfeited by our former CEO.
(3)Stock-based compensation expense for retention equity awards granted to key executives in connection with the CEO transition.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Effective Income Tax Rate
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Effective income tax rate	23.7%	24.4%	23.6%	23.7%
Tax impact of non-GAAP adjustments(1)	(0.3)	0.2	(0.3)	0.3
Adjusted effective income tax rate	23.4%	24.6%	23.3%	24.0%
(1)Adjustments related to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Restaurant Level Operating Margin
(in thousands)
(unaudited)

	Three months ended December 31,
	2025	Percent of total revenue	2024	Percent of total revenue
Income from operations	$420,319	14.1%	$415,732	14.6%
Non-GAAP Adjustments
General and administrative expenses	160,341	5.4	191,216	6.7
Depreciation and amortization	92,702	3.1	83,876	2.9
Pre-opening costs	16,946	0.6	12,905	0.5
Impairment, closure costs, and asset disposals	8,464	0.3	532	-
Total non-GAAP Adjustments	278,453	9.3	288,529	10.1
Restaurant level operating margin	$698,772	23.4%	$704,261	24.8%

	Year ended December 31,
	2025	Percent of total revenue	2024	Percent of total revenue
Income from operations	$1,935,798	16.2%	$1,916,333	16.9%
Non-GAAP Adjustments
General and administrative expenses	652,017	5.5	697,483	6.2
Depreciation and amortization	361,382	3.0	335,030	3.0
Pre-opening costs	49,507	0.4	41,897	0.4
Impairment, closure costs, and asset disposals	27,503	0.2	26,949	0.2
Total non-GAAP Adjustments	1,090,409	9.1	1,101,359	9.7
Restaurant level operating margin	$3,026,207	25.4%	$3,017,692	26.7%